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CONFIDENTIAL
------------



                                      AGREEMENT

    Effective April 28, 1997, THE PROCTER & GAMBLE COMPANY, an Ohio corporation (hereafter "Procter & Gamble"), having a principal place of business at One Procter & Gamble Plaza, Cincinnati, Ohio, 45202, and ATHENA MEDICAL CORPORATION, a Nevada corporation, dba A-FEM Medical Corporation (hereafter "Athena"), having a principal place of business at 10180 SW Nimbus Avenue, Suite J5, Portland, Oregon, 97223, agree as follows:

                                ARTICLE I - BACKGROUND

    1.0 Athena represents that it has certain patents, trademarks, manufacturing know-how and trade secrets pertaining to absorbent products and their manufacture and in particular with respect to an Interlabial Product (defined in Section 2.5 below) currently known and sold under the trademarks FRESH 'N FIT-Registered Trademark- PADETTE-TM- interlabial pad.

    1.1 Athena is interested in entering into a global business relationship with Procter & Gamble in which Athena will retain the right to continue to commercialize its Interlabial Products and Athena will, in exchange for the payments described herein, grant certain rights to Procter & Gamble in order to assist Procter & Gamble in marketing its own Interlabial Product.

    1.2 Athena also has a Section 510(k) U.S. Food and Drug Administration ("FDA") clearance for Interlabial Products and/or menstrual tampons which Athena, as part of its licensing of Athena Interlabial Product Technology, is willing to grant a license to use and utilize, as permitted by law, to Procter & Gamble. Athena is pursuing a change to the classification of Interlabial Products so that they are classified by the FDA as menstrual pads rather than as menstrual tampons. Athena is willing to provide whatever rights are permitted by law to Procter & Gamble to manufacture its own Interlabial Products that are substantially equivalent under Athena's Section 510(k) marketing clearance. In addition, Athena is willing to provide all necessary assistance and cooperation to allow Procter & Gamble to obtain its own Section 510(k) marketing clearance where such clearance is desired by or otherwise required of Procter & Gamble.

    1.3 Procter & Gamble is interested in testing and marketing Athena's interlabial products, as well as developing, manufacturing, and marketing its own interlabial products, and in obtaining assistance from Athena in order to do so.

    1.4 Procter & Gamble is further interested in obtaining licensing rights from Athena to make, use, offer to sell, and sell Athena's Interlabial Products, and/or certain improvements to such


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products developed by Athena or Procter & Gamble, and its own interlabial products, and to have the right to use certain of Athena's trademarks in conjunction therewith.

    1.5 Both Athena and Procter & Gamble are interested in exploring other possible opportunities between the two companies for the mutually beneficial development of other technologies that each company owns, in addition to Interlabial Products.

                               ARTICLE II - DEFINITIONS

    2.0 Procter & Gamble and Athena are hereunder commonly referred to as "Parties" (in singular and plural usage, as required by the context).

    2.1 "Affiliate" means any entity that directly or indirectly owns, is owned by, or is under common ownership with a Party to this Agreement, either currently or during the Term of this Agreement. "Owns", "owned", or "ownership" means direct or indirect possession of more than twenty percent [20%] of the votes of holders of a corporation's voting securities or a comparable equity or other ownership interest in any other type of entity.

    2.2 "Athena's Interlabial Product Trademark(s)" means the trademarks used by Athena, or proposed for use by Athena, in conjunction with its Interlabial Products, whether registered, applied for, or common law, all and only as specifically listed on the attached Exhibit "A", and any other foreign registrations and/or applications for such trademarks or common law rights in such trademarks obtained by Athena during the Term of this Agreement, but no others.

    2.3 "Classification Correction" means a change in the FDA classification of Interlabial Products from classification as menstrual tampons to classification as menstrual pads.

    2.4  "Effective Date" means the date first written above.

    2.5 "Interlabial Product(s)" means an absorbent article, worn interlabially or partially interlabially by a female for menstrual purposes, nonmenstrual vaginal discharges and/or incontinence protection, but not for diagnostic collection, surgical absorbency, drug delivery and/or medical treatment purposes, which is described in the Licensed Patents listed on the attached Exhibit "B".

    2.6 "Licensed Patent(s)" means the patents and patent applications, or patents issuing from such applications, throughout the world, listed in the attached Exhibit "B" (including patents of importation, improvement patents, patents and certificates of addition and utility models as well as divisions, reissues, continuations, continuations-in-part, renewals, and extensions of the foregoing anywhere in the world), which claim an Interlabial Product, a process for manufacturing or using such an Interlabial Product, or materials used in such a product which claim has not lapsed, become



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abandoned, or been declared invalid or unenforceable by a non-appealed or non-appealable decision or judgment of a court or governmental agency of competent jurisdiction.

    2.7  "Licensed Product(s)" shall mean any Interlabial Products defined in
Section 2.5 above which products, or their method of manufacture or use, are claimed in one or more claims of a Licensed Patent in the country of manufacture, use, or sale.

    2.8 "Technology" means all inventions, trade secrets, data, and other information, whether or not patentable, which is useful for the research, development and/or commercialization of Interlabial Products which are (a) developed, conceived, or reduced to practice by a Party or acquired or licensed by a Party from a Third Party prior to the Effective Date; or (b) developed, conceived, or reduced to practice by a Party or acquired or licensed by a Party from a Third Party during the Term of this Agreement (except as otherwise provided by Subsection 3.0(a)(iii) and Section 4.2 below).

    2.9 The "Term" of this Agreement shall be a period that commences on the Effective Date and ends as specified in Article XVII herein (upon reversion or when terminated by mutual agreement or as the result of default).

    2.10 "Third Party" means any person other than Athena or Procter & Gamble or their respective Affiliates.

    2.11 The terms of this Agreement (other than names of parties and Article and Section headings) which are set forth in upper case letters have the meanings established for such terms in the Sections of this Article II and as may be defined in other Articles of this Agreement.

                             ARTICLE III - LICENSE GRANTS

    3.0 LICENSED SUBJECT MATTER. Athena hereby grants to Procter & Gamble a worldwide license to do the following for the periods and on the terms and conditions set out in this Agreement:

         (a) to Make (as defined in Section 3.2(b) below), use, offer to sell, sell, import, and export Interlabial Products embodying Athena's Interlabial Product Technology and any improvements to Athena's Interlabial Product Technology which are developed (i) by Procter & Gamble; or (ii) jointly by Athena and Procter & Gamble; or (iii) by Athena alone for a period of [*];

         (b) to use any manufacturing know-how and trade secrets developed by or on behalf of Athena pertaining to Athena's Interlabial Product Technology at all times prior to and until expiration of the period described in Subsection 3.0(a)(iii) above;

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


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         (c)  to use Athena's Interlabial Product Trademarks, either alone or in conjunction with each other or with a Procter & Gamble trademark;

         (d) to utilize and operate within Athena's Section 510(k) FDA clearance, to the maximum extent permitted by law, to market Interlabial Products, in order to allow Procter & Gamble to Make, use, offer to sell, sell, and export and import Interlabial Products manufactured by Athena for Procter & Gamble or its own Interlabial Products; and

         (e) to utilize and operate within any clearances to market Interlabial Products similar to a Section 510(k) clearance issued by non-U.S. countries to Athena, or obtained by Procter & Gamble utilizing Athena's
Section 510(k) clearance, in order to permit Procter & Gamble to Make, use, offer to sell, sell, and export and import Interlabial Products manufactured by Athena for Procter & Gamble or Procter & Gamble's own Interlabial Products in non-U.S. countries, if lawful and at no expense to Athena.

    3.1  CHARACTER OF LICENSE AND TERM OF LICENSE.

         (a) Except as otherwise expressly provided in this Agreement, the licenses granted herein shall be exclusive to Procter & Gamble and Athena from the Effective Date until twelve (12) months after the date of Classification Correction (the "Initial Period") and non-exclusive thereafter during the Term, subject at all times from the Effective Date to Athena's reservation of rights to continue to practice its Technology and to use its trademarks as described in
Article IV below. The license for the patents shall be for the full life of the Licensed Patents, subject to Articles X and XVII below. The non-exclusive portion of the license of Athena's Interlabial Product Technology and
Section 510(k) clearance shall have no limitations on duration, subject to Articles X and XVII below.

         (b) The right to use Athena's Interlabial Product Trademarks listed in paragraph A of Exhibit "A" will be exclusive only to Procter & Gamble and Athena without time limitation during the Term, subject to Articles X and XIV below. The right to use Athena's Interlabial Product Trademarks listed in paragraph A of Exhibit "A" shall not be extended to any Third Party without the agreement of both Athena and Procter & Gamble. The rights granted to Procter & Gamble in Sections 3.0 and 3.1(a) and this Section 3.1(b) will be irrevocable during the Term, except as provided in Article X and the following sentence. The right of Procter & Gamble to use Athena's Interlabial Product Trademarks listed in paragraph B of Exhibit "A" shall be non-exclusive, subject to
Article X. Provided, however, that Procter & Gamble shall not use any of Athena's Interlabial Product Trademarks listed in paragraph B of Exhibit "A" after [*].

    3.2 SUB-LICENSES. Neither Procter & Gamble nor any Affiliate of it (except as otherwise permitted under Section 3.2(a) below) will sub-license any right it obtains from Athena without

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.

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Athena's prior written permission in each instance.  By way of example, but not in limitation of the foregoing, Procter & Gamble will not grant to any Third Party any right to utilize any of Athena's Interlabial Product Trademarks, alone or with any other trademark or trade name. Notwithstanding the foregoing two sentences, however:

         (a) Procter & Gamble may sub-license to an Affiliate of Procter & Gamble (including a joint venture meeting the definition of Affiliate) in order to Make, use, sell, offer to sell, export, import, or support the sale of Interlabial Products carrying a Procter & Gamble trademark (alone or with an Athena Interlabial Product Trademark) or an Athena Interlabial Product Trademark, and for no other purpose.

        [*]

        [*]

    3.4  OWNERSHIP AND USE OF TRADEMARKS.  Procter & Gamble acknowledges that
(a) its use of Athena's Interlabial Product Trademarks shall not create in Procter & Gamble's favor any right, title or interest in Athena's Interlabial Product Trademarks other than as expressly set forth in this Agreement; (b) all goodwill associated with use of Athena's Interlabial Product Trademarks shall

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


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inure to the exclusive benefit of Athena except in those countries where used or registered or applied for by Procter & Gamble where Athena does not then own registrations or applications for an Athena Interlabial Product Trademark or market products bearing an Athena Interlabial Product Trademark in which case the goodwill in such country shall inure to Procter & Gamble; (c) Procter & Gamble shall not at any time do or cause to be done any act or thing impairing or tending to impair any such right of Athena or the validity or enforceability of Athena's Interlabial Product Trademarks; (d) whenever Procter & Gamble uses Athena's Interlabial Product Trademarks in the U.S. (and in non-U.S. countries where Athena owns rights to those Trademarks) in print advertising, packaging or other printed material or on the Internet in connection with Interlabial Products, Procter & Gamble shall indicate Athena's ownership thereof by providing the following language: "[Athena's Interlabial Product Trademark] is a registered trademark [or trademark, as applicable] of A-FEM Medical Corporation" or substantially similar language; (e) Procter & Gamble shall provide to Athena's Director of Regulatory Affairs samples of all literature, packaging, labels, labeling, and print advertising prepared by or for Procter & Gamble utilizing one or more of Athena's Interlabial Product Trademarks prior to Procter & Gamble's use thereof for review to ensure that such Trademarks will be used as required by this Agreement; Athena shall inform Procter & Gamble of its approval or disapproval within five (5) business days of receipt. Failure to approve or disapprove the materials within such time shall be deemed an approval. Once the use of an Athena Interlabial Product Trademark submitted by Procter & Gamble has been approved by Athena, Procter & Gamble will have the right to use identical iterations of that use without resubmission to Athena for approval. Athena shall have no right to any such samples developed by Procter & Gamble (other than to Athena's Interlabial Product Trademark(s) set forth therein); and (f) the quality of Interlabial Products sold by Procter & Gamble in connection with Athena's Interlabial Product Trademarks shall meet or exceed the standards set by Athena, and prior to selling any Interlabial Products using Athena's Interlabial Product Trademarks, Procter & Gamble shall submit representative samples thereof to Athena's Director of Regulatory Affairs for its approval. Athena shall inform Procter & Gamble of its approval or disapproval within ten (10) business days of receipt. Failure to approve or disapprove within such time shall be deemed as approval. All such samples shall be returned to Procter & Gamble. Athena shall not use in any way and shall treat such material and information received from Procter & Gamble as confidential under Article XII. Athena will supply to Procter & Gamble Athena's product standard sheets setting forth Athena's standards therefor. Such product standard sheets shall be treated as confidential under Article XII below.

                     ARTICLE IV - RESERVATION OF RIGHTS BY ATHENA

    4.0 RESERVATION OF RIGHTS BY ATHENA. The license granted in Article III of this Agreement is subject to Athena's continued right to (a) make, use, offer to sell, sell, import and export its Interlabial Products, and any other interlabial products or other products developed or improved solely by Athena, to the public directly or through others under Athena's name; (b) sell its Interlabial Products to Third Parties for private label (without an Athena Interlabial Product Trademark listed in paragraph A or B of Exhibit "A") sale to consumers; and (c) after the Initial Period license its Technology to Third Parties. Notwithstanding the foregoing sentence, however,


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Athena agrees that in no event will it grant any rights to any Athena
Interlabial Product Trademark listed in paragraph A of Exhibit "A" to any Third Party during the Term. Procter & Gamble acknowledges that, except as expressly limited by this Agreement, it is Athena's right to sell Athena's Interlabial Products and license Athena's Technology.

    4.1 IMPROVEMENTS DEVELOPED BY PROCTER & GAMBLE. The Parties agree Procter & Gamble will exclusively own and that Athena will not be granted any rights to interlabial products developed solely by Procter & Gamble or which contain improvements to Athena's Technology developed solely by Procter & Gamble.

    4.2 IMPROVEMENTS DEVELOPED BY ATHENA. The Parties agree Athena will exclusively own and that Procter & Gamble will not be granted any rights to Interlabial Products hereafter developed by Athena, or which contain improvements to Athena's Technology developed solely by Athena, [*]. Until such date, such developed rights and improvements shall be the subject of Procter & Gamble's license described in Section 3.0 above.

                    ARTICLE V - MANUFACTURING FOR PROCTER & GAMBLE

    5.0 SUPPLY OF PRODUCTS BY ATHENA FOR CONSUMER TESTING. Athena will supply its Interlabial Products, in such quantities and at such prices and specifications as mutually agreed, to Procter & Gamble for consumer testing. Any pricing will reflect Athena's costs, among others, of reasonable insurance and any existing royalty obligations to Third Parties. During the period of consumer testing by Procter & Gamble, if Athena manufactures more than one version of an Interlabial Product, Athena will supply Procter & Gamble with the version of Interlabial Product or Interlabial Products of Procter & Gamble's choice.

    5.1 QUALIFICATION OF ATHENA AS A SUPPLIER. Procter & Gamble agrees to invite Athena to qualify to be a supplier for test market quantities and other special Interlabial Product quantities that Procter & Gamble might not manufacture for itself. Such qualification consideration shall be consistent with the requirements applicable to all other suppliers invited to submit bids on Interlabial Products for Procter & Gamble, which may include retaining or obtaining adequate general liability and product liability insurance and be consistent with the last sentence of Section 3.2(b). Nothing in this Agreement, however, will obligate Procter & Gamble to choose Athena as a supplier, or to have any other entity manufacture its Interlabial Products.

    5.2 INSPECTION BY PROCTER & GAMBLE. Procter & Gamble may market Interlabial Products manufactured by Athena, in which event Procter & Gamble will describe on packaging such Interlabial Products as "manufactured by A-FEM Medical Corporation" or "distributed by Procter & Gamble." Procter & Gamble shall have the right, exercisable through an authorized representative of Procter & Gamble, to inspect the facilities (including manufacturing, final assembly and storage facilities) and manufacturing records of Athena at any time during normal business hours

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


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and at reasonable intervals to verify that the Interlabial Products manufactured for Procter & Gamble meet the Good Manufacturing Practices ("GMP") requirements mandated for the Interlabial Products as a medical device of the class described in the Section 510(k) clearance. Inspections will be coordinated between the parties upon at least 48 hours' prior notice to Athena. Procter & Gamble's records inspections will be limited to device history files, in-process and final inspection records, standard operating procedures, shipping records and raw material inspection reports for the product lots purchased from Athena. All inspections will be subject to the confidentiality requirements of Article XII below.

                   ARTICLE VI - ASSISTANCE FOR P & G MANUFACTURING

    6.0 ASSISTANCE FOR P & G MANUFACTURING. Athena will provide Procter & Gamble for a period beginning on the Effective Date and ending [*] later (or upon earlier termination of this Agreement), as part of the licensing rights granted herein, all necessary technical know-how and assistance possessed by Athena to allow Procter & Gamble to start up its own process for manufacturing Interlabial Products. Athena will make its employees available at such reasonable times and intervals as requested by Procter & Gamble as is reasonably necessary to carry out this purpose, and considering Athena's other staffing needs.

    6.1 EXPENSES. Procter & Gamble will reimburse Athena for any reasonable expenses incurred with providing the assistance described in Section 6.0 above, including any reasonable travel and employee costs to be separately agreed.

                        ARTICLE VII - SECTION 510(K) CLEARANCE

    7.0 This Agreement does not provide for or require a transfer or assignment (conditional or otherwise) of Athena's FDA Section 510(k) clearance to Procter & Gamble at any time, before or after the Classification Correction, or before or after reversion. Notwithstanding the forgoing sentence, it is understood and agreed between the Parties that:

    (a)  the licensing of use and utilization to Procter & Gamble of Athena's
Section 510(k) marketing clearance as set out in Sections 3.0(d) and (e) herein is for the maximum extent as permitted under law and shall allow Procter & Gamble to use in accordance with this Agreement all of Athena's rights as reflected in such marketing clearance; and

    (b) in the circumstance where Procter & Gamble on its own or otherwise is required by a governmental authority to obtain its own Section 510(k) marketing clearance or its foreign equivalent for Interlabial Products, Athena will exert its best efforts to extend to Procter & Gamble its full cooperation and assistance in such endeavors, including without limitation, access and use of Athena data and documentation on material compatibility, sterilization, consumer or material adverse reaction reports, access to Athena manufacturing facilities, product record and safety-related documentation, preparation of new documentation for product modifications, access to and use of

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


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Athena internal documentation for submission to the FDA in applying for a
Section 510(k) (or equivalent) or product modification purposes, and safety and clinical studies. All cost of obtaining a Section 510(k) clearance or its foreign equivalent for such purpose and any Athena costs agreed in advance in extending its full cooperation and assistance shall be borne by Procter & Gamble.

    7.1 Procter & Gamble shall, when operating under Athena's Section 510(k) clearance, manufacture its Interlabial Products under applicable GMP guidelines, maintain all records required by law, and allow Athena to inspect and copy all records required by Athena to maintain Athena's clearance. Should recall or other FDA action occur, Athena and Procter & Gamble shall make available to each other all necessary data and records. In addition, Athena shall have the right, exercised through an authorized representative of Athena, to inspect the facilities (including manufacturing, final assembly and storage facilities) and manufacturing records of Procter & Gamble at any time during normal business hours and at reasonable intervals to verify that the Interlabial Products manufactured by Procter & Gamble meet the GMP requirements mandated for Interlabial Products as a medical device of the class described in the
Section 510(k) clearance.  The rights and obligations set forth in this Section
7.1 shall only be applicable in circumstances where Procter & Gamble is operating under Athena's Section 510(k) clearance.

                    ARTICLE VIII - INTERLABIAL PRODUCT DEVELOPMENT

    8.0  GENERAL.  It is agreed that, except as part of the licenses granted in
Section 3.0 and the manufacturing assistance Athena will provide Procter & Gamble described in Article VI herein, each Party will develop their own Interlabial Product Technology separately. The technology development contemplated in this Agreement will be primarily for the purpose of assisting Procter & Gamble in manufacturing either a version of Athena's Interlabial Product, or its own interlabial product. To carry out these purposes, Athena and Procter & Gamble will arrange opportunities for R&D and manufacturing specialists from Athena to meet appropriate Procter & Gamble personnel.

    8.1 SCOPE OF CONFIDENTIAL DISCUSSIONS. In accordance with the intent and for purposes of this Agreement, any confidential discussions and disclosures between Athena and Procter & Gamble will be limited to:

         [*]

         [*]

         [*]

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


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    8.2  TREATMENT OF CONFIDENTIAL MATTER IN GENERAL.  The confidential discussions and disclosures described in Section 8.1, and any other confidential information shared by Athena and Procter & Gamble, shall be governed by the provisions of Article XII.

    8.3 CONFIDENTIAL INFORMATION DEVELOPED BY PROCTER & GAMBLE REGARDING ATHENA'S INTERLABIAL PRODUCTS. Any confidential information shared by Procter & Gamble with Athena, with regard to Athena's Interlabial Products, may be used by Athena for its own products subject to the other provisions of this Agreement, and may not be made available to any other parties by Athena.

    8.4 RIGHTS TO IMPROVEMENTS. Athena will retain the rights to any improvements to Interlabial Products or processes for manufacturing Interlabial Products that it develops independently of Procter & Gamble, subject to the license granted to Procter & Gamble in Article III. Procter & Gamble will retain exclusive rights to any improvements to Interlabial Products or processes for manufacturing Interlabial Products that Procter & Gamble develops independently of Athena. To the extent a Party may know of any such improvements as a result of the cooperation between the Parties provided for in this Agreement, it will keep such information confidential and will not use such information for any purpose other than in connection with the possible supply of Interlabial Products by Athena to Procter & Gamble under Article V. Such obligation of confidentiality shall continue for the time period provided in
Article XII.

    8.5 PROCTER & GAMBLE TRADEMARKS. Procter & Gamble may also develop and use its own trademarks in conjunction with its own or Athena's Interlabial Products. Any trademarks developed by Procter & Gamble will be the exclusive property of Procter & Gamble, and Athena agrees not to use these trademarks.

    8.6 ATHENA'S OTHER TRADEMARKS. Nothing in this Agreement is to be construed to prevent Athena from developing, registering, using, and/or licensing any trademarks other than those listed in Exhibit "A" in conjunction with Athena's Interlabial Products or any other products or services. Any such other trademarks developed by Athena will be the exclusive property of Athena, and Procter & Gamble agrees not to use these trademarks. [*].



                                ARTICLE IX - PAYMENTS

    9.0 As consideration for all rights granted to Procter & Gamble in this Agreement, Procter & Gamble will make cash payments to Athena as follows:

         (a)  $1 million upon signing this Agreement;

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


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         (b)  $1 million [*]  Subject to Article X, it is agreed by the
Parties that the payments made under Section 9.0(a) and this Section 9.0(b) shall be considered as payment for the licensing rights granted herein;

         (c)  A one time payment of $1 million [*]; and

         (d)  A one time payment of $1 million [*].

    9.1 Nothing in this Agreement, however, will obligate Procter & Gamble to [*]. Further, the Parties acknowledge that the time periods set forth in Subsections 9.0(c) and (d) are inspirational, and Procter & Gamble will not incur any liability by reason of it being unable to accomplish the specified tasks within the time period. A payment due under such a Subsection of
Section 9.0 will be payable when the specified task is accomplished, notwithstanding any time limitation in the preceding Subsection.

                                ARTICLE X - REVERSION

    10.0 REVERSION. If Procter & Gamble has not [*], then all rights, except as set out in Section 3.3 and Section 10.1 below, Procter & Gamble may have obtained from Athena will revert, without consideration, to Athena. This

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


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reversion event shall, however, be extended if the first Test Market is not commenced solely due to failure of the Interlabial Products to meet Procter & Gamble's safety criteria for catamenial products. Such extension shall be for a period that Procter & Gamble's safety criteria are not met. Reversion under this Section 10.0 (if otherwise still operative) shall occur at the end of such extension or 42 months after Classification Correction, whichever occurs first.

    10.1 SECTION 510(k) RIGHTS. In the event of reversion, Procter & Gamble shall nevertheless retain any rights granted to it by Athena under Sections 3.0(d) and 3.0(e) above (subject to Article VII above), and such rights shall be usable by Procter & Gamble without time limitation or further payments of any kind to Athena. Reversion shall not affect the Parties' respective obligations and rights under Article VII above.

    10.2 RIGHTS IN GENERIC TERMS. If a reversion occurs under Section 10.0, and it is subsequently determined that Athena is not entitled to federal or common law rights in any trademark or proposed trademark identified herein, and that such term or terms become generic within the industry for use in conjunction with interlabial products, then nothing in this Agreement shall prevent Procter & Gamble from using such term(s).

    10.3 TREATMENT OF CONFIDENTIAL INFORMATION IN EVENT OF REVERSION.
Similarly and at the same time, in the event of reversion under Section 10.0, all learnings and confidential information developed solely by one Party and disclosed to the other will revert to the disclosing Party, without consideration, and may not be used by the other nor given or otherwise provided to any other person. The terms "learnings" and "confidential information" include without limitation (with respect to Procter & Gamble as a disclosing party) the information shared under Section 8.1 and all other information shared with Athena by Procter & Gamble, or by consultants retained by Procter & Gamble, in order to obtain the Classification Correction. Each Party shall, in the event of reversion, return all copies of written or other tangible documentation of such information to the other Party, although Athena may retain one archival copy of any learnings and information submitted to the FDA. The foregoing is not to be construed as limiting Athena's right to use and maintain its current
Section 510(k) clearance and such clearance following the Classification Correction (if any).

    While it is understood that one Party's intellectual property rights will, in the event of reversion, not be used by the other, it is also understood that it will not be possible for certain types of information, once learned, to be returned. These types of information include a Party's manufacturing know-how and trade secrets relating to its manufacturing process. Each Party agrees to not use and to otherwise keep these types of information confidential in accordance with Article XII, but shall not be obligated to attempt to return such information to the other. Each Party shall, however, in the event of reversion, return any written or other tangible documentation of such information to the other and all copies of the same.


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    10.4 RIGHT TO NEGOTIATE FOR PROPRIETARY RIGHTS DEVELOPED PRIOR TO
REVERSION. If a reversion occurs, each Party may separately seek to license or purchase from the other any rights to various proprietary intellectual properties that were developed prior to reversion, but reverted to the other Party. Each Party, in turn, will negotiate this in good faith, but nothing in this Agreement shall obligate either of the Parties to license or sell such reverted rights.

                         ARTICLE XI - PATENTS AND TRADEMARKS

    11.0 PROSECUTION AND MAINTENANCE OF PATENTS AND TRADEMARKS.

         (a) During the Term of this Agreement, Athena warrants that it will file all necessary documentation with the U.S. Patent and Trademark Office and foreign intellectual property agencies and take all actions necessary to keep the Licensed Patents and Athena Interlabial Product Trademarks in force in the U.S. or in any country where Athena elects to file and obtains a registration, subject to Section 11.0(b) below. Athena also warrants that it will process in a timely manner its pending [*] applications pending on the Effective Date or which Athena may file after the Effective Date. Athena does not guarantee, however, that any patent or trademark application will be granted or issued, nor when. Procter & Gamble agrees that it will, if requested, cooperate with Athena in the execution, filing, and prosecution of any trademark applications or renewal documents that Athena files for the Interlabial Product Trademarks. Athena will be responsible for all costs of the prosecution of patent and trademark applications, and all costs required to maintain its patents and trademarks in force, pursuant to the foregoing.

         [*]

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


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

a non-exclusive license and right to use, offer to sell, sell, and export and import, but not to sub-license, in such non-U.S. country Interlabial Products under such patent or Licensed Patent.

         (c) Athena's obligation to prosecute an infringement proceeding pursuant to Section 11.1 below shall not apply to a Licensed Patent or Athena Interlabial Product Trademark described in Subsection (b) above.

    11.1 ENFORCEMENT OF PATENTS AND TRADEMARKS. If Procter & Gamble becomes aware of infringement or threatened infringement of any Licensed Patent or Athena Interlabial Product Trademark by a Third Party, Procter & Gamble shall have the right during the Term of this Agreement to give Athena written notice of such infringement or threatened infringement. Athena shall advise Procter & Gamble of its conclusion as to whether or not the Third Party activity constitutes infringement within [*] days of the receipt of such notice from Procter & Gamble.

         (a) [*] and (iii) the annualized sales of products the making or selling of which constitute the infringement are equal to at least ten percent of the combined annual net sales of Athena's Interlabial Products and Procter & Gamble's Interlabial Products in the country where the infringement is occurring, then Procter & Gamble shall have the right to make written demand upon Athena to cause the cessation of such infringement.

         (b) Athena agrees to use all reasonable measures, whether by action, suit, or other proceeding, or otherwise, to prevent the infringement of any Licensed Patent or Athena Interlabial Product Trademark by any Third Party when properly demanded by Procter & Gamble under the terms of Section (a) above and for that purpose agrees to bring suit within 180 days of Procter & Gamble's proper demand under Section (a) to enjoin such infringement and collect (subject to Section 11.1(c) below) for its use, damages, profits, and awards of whatever nature recoverable for such infringement, provided (i) Procter & Gamble is not then in default of payment or performance under this Agreement; and (ii) the subject Licensed Patent right is not then the subject of a re-examination proceeding.

         (c) All costs, disbursements, and expenses of any action, suit, or other proceeding brought under this Section 11.1 shall be borne by Athena. Procter & Gamble agrees to cooperate with Athena in any way necessary in the prosecution of any action, suit, or other proceeding for infringement. Any recovery of costs or damages shall be shared by the Parties in proportion to the Third Party costs and expenses incurred by each in the proceeding. Athena is empowered to settle any claim, action, or suit for infringement on terms that are not materially adverse to Procter & Gamble.

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


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

    11.2 While and as long as its license with respect to any of its rights under this Agreement remains exclusive, or if Athena fails to bring an action when required under Section 11.1, Procter & Gamble is empowered:

         (a) To bring suit or action in its own name (or, if required by law, jointly with Athena), at its own expense and on its own behalf, for infringement of the Licensed Patents, or of any of the Athena Interlabial Product Trademarks;

         (b) In any such suit or action, to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement; and

         (c) To settle any claim, action, or suit for infringement of the Licensed Patents or of the Athena Interlabial Product Trademarks on terms that are not materially adverse to Athena.

    11.3 Each Party agrees to mark all Interlabial Products it manufactures with the appropriate Licensed Patent numbers in conformance with applicable law.

                            ARTICLE XII - CONFIDENTIALITY

    12.0 CONFIDENTIALITY AND NON-USE OBLIGATIONS.

         (a) Both parties shall maintain in confidence all information received from the other Party concerning Interlabial Products. Neither Party shall disclose the confidential information of the other Party to any Third Party or use such information other than as permitted by the provisions of this Agreement without that other Party's prior written consent. These obligations of confidentiality and non-use shall terminate five (5) years after the termination of this Agreement, but shall not apply to information that:

              (1) was known to the public or to the receiving Party prior to disclosure under this Agreement;

              (2) becomes known to the public through no fault of the receiving Party;

              (3) is disclosed to the receiving Party by a Third Party having a legal right to do so;

              (4) is required to be disclosed in furtherance of this Agreement, provided that efforts are made to protect confidentiality to the extent feasible; or

              (5) is required to be disclosed to a regulatory agency or pursuant to a valid court order or judgment or valid subpoena.


Page 15 - AGREEMENT

         (b) In the event either Party or any of its Affiliated companies believes it will be or becomes legally compelled to disclose any confidential information of the other Party, the Party compelled to disclose shall provide the other Party with prompt written notice of such requirement prior to any such disclosure so that the affected Party may seek a protective order or other appropriate remedy. The Party so compelled will furnish only the portion of the confidential information that is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the confidential information.

    12.1 PRIOR CONFIDENTIAL AGREEMENTS. This Agreement supersedes the prior confidential disclosure agreements dated September 18, 1996, November 12, 1996, and January 7, 1997, between Athena and Procter & Gamble and all information required to be kept confidential under such agreements (defined therein as "SAID INFORMATION" and "P&G INFORMATION") as of the Effective Date of this Agreement will be required to be kept confidential, subject to the terms of Section 12.0 of this Agreement. This Agreement does not supersede or terminate the confidential disclosure agreement of the Parties dated March 4, 1997, with respect to health care and diagnostics research, technology, and products.

    12.2 RESEARCH MANUSCRIPTS AND PUBLICATIONS. It is understood that the Parties may wish to publish or otherwise disclose Technology to a Third Party for publication in a reputable scientific forum (for example, as an abstract, poster presentation, lecture, article, book, or any other means of dissemination to the public). A Party wishing to make any such disclosure shall submit a complete written draft of the proposed disclosure to the other Party at least thirty (30) days prior to submission for the disclosure to a Third Party. The Party wishing to disclose shall consider comments from the other Party. No such disclosure shall be made to a Third Party until a patent application has been filed adequately describing and claiming any patentable Technology in such disclosure. If there is good faith disagreement as to whether a disclosure would disclose confidential or proprietary information to a competitor of a Party, then the disclosure shall not be made.

           ARTICLE XIII - REPRESENTATIONS, WARRANTIES AND INDEMNIFICATIONS

    13.0 OWNERSHIP OF LICENSED PROPERTY; RIGHT TO GRANT LICENSE. Athena represents and warrants that:

         (a) (i) Subject to the provisions of Sections 13.7 and 13.8 below, Athena owns the Licensed Patents, the Athena Interlabial Product Trademarks, and other subject matter licensed to Procter & Gamble herein, that its ownership of these licensed rights is full, free, and unencumbered, and that there are no obligations, liens, or other encumbrances on such rights that would prevent Procter & Gamble from using or otherwise enjoying the rights enumerated in this Agreement; and (ii) it has the right to license or otherwise grant to Procter & Gamble the use of the licenses or other rights as provided for in Section 3.0 of this Agreement.


Page 16 - AGREEMENT

         (b) Athena (i) has when marketing its Interlabial Products complied with all applicable general controls provisions of the Federal Food, Drug, and Cosmetic Act including its foreign equivalents (including without limitation annual registration, listing of devices, GMP, and labeling, and prohibitions against misbranding and adulteration); (ii) possesses a Section 510(k) "clearance to market" letter from the FDA dated February 9, 1989, and any foreign equivalents respecting sale of Athena's current Interlabial Products, each of which clearance is valid and in force and will be maintained by Athena to perform its obligations under this Agreement; but (iii) all the foregoing is subject to Procter & Gamble labeling all Interlabial Products manufactured by Athena for Procter & Gamble as "distributed by Procter & Gamble", or substantially similar language.

         [*]

    13.1 POWER AND AUTHORITY.

         (a) Athena warrants that it has full power and authority to grant to Procter & Gamble the licenses provided for herein and that the execution of this Agreement has been duly and validly authorized by all necessary corporate action on the part of Athena. Upon the execution and delivery of this Agreement, it will be a valid and binding obligation of Athena enforceable in accordance with its terms.

         (b) Procter & Gamble warrants that it has full power and authority to enter into this Agreement and that the execution of it has been duly and validly authorized by all necessary corporate action on the part of Procter & Gamble. Upon the execution and delivery of this Agreement, it will be a valid and binding obligation of Procter & Gamble enforceable in accordance with its terms.

    13.2 NO VIOLATIONS CREATED BY THIS AGREEMENT.

         (a) Athena warrants that the execution and delivery of this Agreement, and the grant of the licenses provided for herein, does not create any encumbrance on any Licensed Patents or on the Athena Interlabial Product Trademarks in favor of any Third Party and does not violate any law or the terms of any Athena contract.

         (b) Procter & Gamble warrants that the execution and delivery of this Agreement does not violate any law or the terms of any Procter & Gamble contract.

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


Page 17 - AGREEMENT

         (c) Each Party and its respective Affiliates warrants that it has not entered into any agreement with a Third Party that might prevent, inhibit, or limit the Parties from carrying out the activities described in this Agreement.

    13.3 CONSENTS. Each Party warrants that the execution and performance under this Agreement by it does not require the consent, waiver, approval, license, or authorization of, or any filing with, any person or any governmental authority.

    13.4 FINDER'S FEES AND COMMISSIONS. Each Party warrants that it has not incurred any liability for finder's fees, brokerage fees, agent's commissions, or other similar forms of compensation in connection with this Agreement.

    13.5 REPRESENTATIONS REGARDING TRADEMARKS. Athena warrants and represents that:

         (a) Exhibit "A" sets forth a complete list of all of Athena's registered Interlabial Product Trademarks, all applications for registration pending for any Interlabial Product Trademarks by Athena filed on or before April 8, 1997, and all common law uses of those Trademarks by Athena. Athena does not claim any right to any Interlabial Product Trademarks for any period prior to March 20, 1997, other than those listed in Exhibit "A".

         (b) Except as otherwise described in this Agreement, the registered Interlabial Product Trademarks set forth on Exhibit "A" are currently commercially used in the United States.

         (c) From July 12, 1991, to the present, there is no past or pending litigation, and to Athena's knowledge no threatened litigation, alleging that Athena's current or proposed use of the trademarks set forth as registered or applied for on Exhibit "A" infringes any trademark, trade name, or service mark of any Third Party other than as listed on Exhibit "A".

         (d) The registrations and/or applications listed on Exhibit "A" are owned by Athena free and clear of all joint ownership, assignments, liens, security interests, and encumbrances.

         (e) No Third Party has any right to receive from Athena or any obligation to pay to Athena any royalty, nor are there any royalty-free licenses to which Athena is a party with respect to the trademarks registered or applied for on Exhibit "A".

         (f)  To Athena's knowledge, and subject to the provisions of
Section 13.8 below, no Third Party has registered or applied to register any of the trademarks listed on Exhibit "A" in the U.S. in the same International Classes in which they are currently registered or in which there is a pending application to be registered other than as listed on Exhibit "A".


Page 18 - AGREEMENT

         (g) There are no agreements or commitments limiting or restricting Athena's rights to use the trademarks listed as registered or applied for on Exhibit "A".

         (h) No trademark listed as registered or applied for on Exhibit "A" is subject to any governmental proceeding or investigation communicated in writing to Athena, nor to any other claims or litigation pending, asserted, or threatened in writing against Athena other than as listed on Exhibit "A".

    13.6 REPRESENTATIONS REGARDING PATENTS. Athena warrants and represents that:

         [*]

         (b) To Athena's knowledge, there are no patents, know-how or other rights owned by a Third Party that might prevent, inhibit, or limit the Parties from carrying out the activities described in this Agreement, including the manufacture and sale by Procter & Gamble of Athena's Interlabial Products.

         (c) From July 12, 1991, to the present, there is no past or pending litigation, and to Athena's knowledge no threatened litigation, alleging that Athena's current or proposed use of the subject matter described in the patents or applications on Exhibit "B" infringes the claims of any patent of any Third Party, other than as listed on Exhibit "B".

         (d) To Athena's knowledge, no information exists which would render invalid or unenforceable any Patent licensed to Procter & Gamble hereunder, other than as listed on Exhibit "B".

         (e) Except as otherwise provided in Section 13.7 below, the patents and applications listed on Exhibit "B" are owned by Athena free and clear of all joint ownership, assignments, liens, security interests, and encumbrances.

         (f) Except as otherwise provided in Section 13.7 below, no Third Party has any right to receive from Athena or any obligation to pay to Athena any royalty, nor are there any royalty-free licenses to which Athena is a party with respect to the patents or applications listed on Exhibit "B".

         (g) No patent or application for patent listed on Exhibit "B" is subject to any interference, reexamination, or other Patent Office proceeding or any other claims or litigation pending, asserted, or threatened in writing other than as listed on Exhibit "B".

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


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    13.7 PRIOR AGREEMENTS.  Procter & Gamble acknowledges that (a) Athena has obtained rights to certain Licensed Patents [*]; and [*].

    [*]

    13.8 TRADEMARK APPLICATIONS. No warranty or representation herein by Athena relating to its ownership is made with respect to any Interlabial Product Trademark unless and until a federal registration is issued. In addition, Athena makes no representation or warranty, express or implied, of continuous use or non-abandonment as to the "butterfly logo" listed in paragraph B of Exhibit "A".

    13.9 DEFINITION OF KNOWLEDGE. As used in this Article XIII, the term "Athena's knowledge" shall mean Athena's current actual knowledge (not constructive knowledge) and as based upon reasonable and due inquiry of its officers, directors, attorneys, and consultants.

    13.10 NO IMPLIED REPRESENTATIONS. Neither party makes any implied representations, warranties, indemnities, or like agreements. Each party makes only those representations, warranties, indemnities, and agreements that are expressly set forth in this Agreement.

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


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

    13.11     INDEMNIFICATION.

              (a) ATHENA'S INTERLABIAL PRODUCT. The Parties agree that Athena's manufacturing and marketing of Athena's Interlabial Products will be the sole responsibility of Athena, and will not subject Procter & Gamble to any liability. Should any Third Party bring an action against Procter & Gamble as a result of Athena's manufacturing and marketing of Athena's Interlabial Products, Athena agrees to indemnify and hold Procter & Gamble harmless from any and all liability, damage, loss, cost (including without limitation reasonable attorneys' fees), and expense resulting from any suits, claims, actions, demands, liabilities, expenses, and/or loss ("Losses") relating to the same.

              (b) PROCTER & GAMBLE'S INTERLABIAL PRODUCT. The Parties contemplate that three possible sets of circumstances could occur in the manufacturing and marketing of an interlabial product by Procter & Gamble: (1) the product could be manufactured entirely by Procter & Gamble or entirely by a permitted Third Party for Procter & Gamble; (2) a portion of the product could be manufactured by Athena for Procter & Gamble; or (3) the entire product could be manufactured by Athena for Procter & Gamble. In these circumstances, if:

                   (i)  the product is manufactured entirely by Proctor &
Gamble or for Procter & Gamble by a Third Party, the manufacturing and marketing of such a product will be the sole responsibility of Procter & Gamble, and will not subject Athena to any liability for the same. Should any Third Party bring an action against Athena as a result of Procter & Gamble's manufacturing and marketing of such a product, Procter & Gamble agrees to indemnify and hold Athena harmless from any and all liability, damage, loss, cost (including without limitation reasonable attorneys' fees), and expense resulting from any Losses relating to the same.

                   (ii) a portion of the product is manufactured by Athena, any liability resulting from the sale or use of the product due to the portion manufactured by Athena will be the sole responsibility of Athena, and will not subject Procter & Gamble to any liability for the same. Should any Third Party bring an action against Procter & Gamble as a result of Athena's manufacturing of such portion of a product, Athena agrees to indemnify and hold Procter & Gamble harmless from any and all liability, damage, loss, cost (including without limitation reasonable attorneys' fees), and expense resulting from any Losses attributable to the portion of the product manufactured by Athena. Should a Third Party bring an action against Athena as a result of Procter & Gamble (or a Third Party) manufacturing a portion of a product not manufactured by Athena, Procter & Gamble agrees to indemnify and hold harmless Athena from any and all liability, damage, loss, cost (including without limitation reasonable attorneys' fees), and expense resulting from any Losses attributable to the portion of the product manufactured by Procter & Gamble (or a Third Party).

                   (iii)the product is manufactured entirely by Athena, any liability resulting from the sale or use of the product due to the manufacturing by Athena will be the sole responsibility of Athena, and will not subject Procter & Gamble to any liability for the same. Should any Third


Page 21 - AGREEMENT

Party bring an action against Procter & Gamble as a result of Athena's manufacturing of such product, Athena agrees to indemnify and hold Procter & Gamble harmless from any and all liability, damage, loss, cost (including without limitation reasonable attorneys' fees), and expense resulting from any Losses relating to the same.

    13.12     EXCLUSION.     Athena shall have no obligation under Subsection
13.11(b)(ii) or (b)(iii) above for any Losses attributable to any alteration, modification, or mistreatment (including without limitation damage to product or packaging, exposure to the elements, or shelf life expiration) of a product or portion thereof, nor due to any incorrect, incomplete, omitted, misleading, or false claim or statement on any packaging or advertising for an Interlabial Product by Procter & Gamble or by any Third Party contracting with or acting on behalf of Procter & Gamble.

    13.13 INSURANCE. Each Party will maintain commercial general and product liability insurance coverage in amounts it deems appropriate to protect its own business.

                           ARTICLE XIV - CHANGE IN CONTROL

    14.0 DEFINITIONS. For purposes of this Agreement, a "Change in Control" of Athena shall be deemed to have occurred in the event [*].

    14.1 RIGHTS IN EVENT OF CHANGE IN CONTROL. If during the Term of this Agreement a Change in Control of Athena is imminent, Athena or its successor shall notify Procter & Gamble of the proposed Change in Control. In such event, Athena agrees Procter & Gamble shall have, before such Change in Control can be executed without further consideration (other than as set out in Article IX herein), the following rights:

         (a) if the Change in Control is to any person or entity, including an Acquiror, Section 10.0 of this Agreement shall be amended such that any Athena reversion rights set out therein shall only be applicable [*]

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


Page 22 - AGREEMENT

Gamble may elect to place a Test Market or expansion of such at any time within such 60-month period; and

         (b) if the Change in Control is to an Acquiror, Procter & Gamble's rights as provided for in this Agreement to Athena's Interlabial Product Trademarks as set out in paragraph A of Exhibit "A" shall become exclusive to Procter & Gamble.

Upon any Change in Control, each Party agrees to execute all necessary documents and, other than as set out in Subsections (a) and (b) above, the remaining terms and conditions of this Agreement shall not be affected and this Agreement shall continue to remain in force until otherwise terminated.

    [*]

                          ARTICLE XV - PUBLIC ANNOUNCEMENTS

    15.0 PUBLICITY. Upon the signing of this Agreement, Procter & Gamble and Athena will jointly discuss and agree on any press releases Athena or Procter & Gamble will make, standby answers to possible Third Party questions, and any other public statements regarding the execution and the subject matter of this Agreement, subject in each case to disclosure otherwise required by law or regulation. In determining whether to make such announcements, the principles observed by Procter & Gamble and Athena will be accuracy, the requirements for confidentiality under Article XII, the advantage a competitor of Procter & Gamble or Athena may gain from any statement regarding the terms of this Agreement, the requirements of disclosure under any securities laws or regulations of the United States, including those associated with U.S. Securities and Exchange Commission (the "SEC") and regulatory filings and public offerings, the restrictions imposed by the Federal Food, Drug, and Cosmetic Act, and the standards and customs in the industry for such disclosures by companies comparable to Procter & Gamble and Athena. Except as provided above and under
Section 15.1 below, the terms of this Agreement shall not be made public or publicized.

    15.1 CONFIDENTIALITY REQUEST. If this Agreement is required to be filed with the SEC, Athena will request confidential treatment of the terms of this Agreement to the extent permitted by the SEC. The Parties understand that the extent of any confidential treatment granted, if any, cannot be assured. Athena will not be required to appeal any denial of a confidentiality request.

                          ARTICLES XVI - OTHER DEVELOPMENTS

    16.0 EXPLORATION OF OTHER DEVELOPMENT OPPORTUNITIES. In an effort to establish a broader relationship between the Parties beyond the scope and intent of this Agreement, Athena and

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


Page 23 - AGREEMENT

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Procter & Gamble will explore on a confidential basis opportunities for other development opportunities and agreements. Such other potential development opportunities may be presented:

         [*]

         [*]

    16.1 AGREEMENT AS TO OTHER DEVELOPMENT OPPORTUNITIES. In the event the Parties reach agreement with respect to such other development opportunities, any arrangement between the Parties shall be governed by a separate agreement between the Parties. Should any agreements between the Parties result from this other exploration, Athena and Procter & Gamble, as may be appropriate to the situation, will jointly develop public announcements and standby answers to possible Third Party questions that are satisfactory to both Parties.

    16.2 RIGHTS IN OTHER TECHNOLOGIES. Nothing in this Agreement shall require the parties to enter into such an agreement, and nothing in this Agreement shall give any Party any rights, preferential or otherwise, to the other Party's Technology. Further, nothing in this Agreement shall require that a specific technology be discussed.

                         ARTICLE XVII - TERMS AND TERMINATION

    17.0 TERM.  This Agreement will remain in full force and effect unless
(a) terminated pursuant to Section X - Reversion; (b) terminated by mutual agreement of the Parties; or (c) one of the Parties commits a default under this Agreement and after arbitration (or litigation, if applicable) the nondefaulting Party elects not to go forward with this Agreement. Upon any termination, Athena may retain all payments and reimbursements previously made by Procter & Gamble to Athena or on Athena's behalf, and each Party shall be liable for obligations arising prior to termination.

    17.1 DEFAULT. Failure by either Party (the "Defaulting Party") to comply with any of the material obligations contained in this Agreement shall entitle the other Party (the "nondefaulting Party") to give the Defaulting Party notice specifying the nature of the default and requiring it to cure such default. If the Defaulting Party disagrees with the existence, extent or nature of the claimed default, the Parties shall use good faith efforts to resolve the dispute within forty-five (45) days or ten (10) days in the event of a payment dispute. If (a) such default is not cured within such forty-five (45) (or ten (10)) day period after the receipt of such notice; or (b) the Parties have not otherwise resolved the dispute during such forty-five (45) (or ten (10)) day period, the nondefaulting Party shall be entitled to initiate arbitration under Section 18.4 below and at its sole discretion suspend performance under this Agreement.

                            ARTICLE XVIII - MISCELLANEOUS




Page 24 - AGREEMENT

    18.0 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or loss on account of failure of performance by the Defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the reasonable control of the Defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure and given prompt notice to the other Party.

    18.1 SURVIVAL OF TERMS. The provisions of Article XIII shall survive the execution and termination of this Agreement. The provisions of Article XII and the last sentence of Section 3.2(b) shall survive the execution and termination of this Agreement and shall extend for the period specified in Article XII. The provisions of Section 18.10 shall survive the execution and termination of this Agreement and shall extend for the period specified in Section 18.10.

    18.2 NOTICES. Any notices, consents, or other communications provided for in this Agreement to be made by either of the Parties to the other shall be in writing, in English, and shall be made by prepaid certified first class mail with return receipt addressed to the other at its address set forth below. Any such communication may also be given by hand or facsimile transmission to the appropriate designation with confirmation of receipt generated by the sender's machine. Either Party may by like notice specify an address to which communications shall thereafter be sent. Notices sent by mail or facsimile shall be effective two (2) days after being sent as provided above; notices given by hand shall be effective when delivered.

         Notices for Athena shall be sent to:

              Athena Medical Corporation
              Attn:  William H. Fleming, President & COO
              10180 SW Nimbus Avenue, Suite J5
              Portland, Oregon 97223
              Facsimile:  (503) 639-3674

         With copy to:

              Kenneth A. Williams
              Hagen, Dye, Hirschy & DiLorenzo, P.C.
              One SW Columbia Street, Suite 1900
              Portland, Oregon 97258-2087
              Facsimile:  (503) 274-7979

         Notices for Procter & Gamble shall be sent to:

              The Procter & Gamble Company
              Attn:  President, Paper Products


Page 25 - AGREEMENT

              One Procter & Gamble Plaza
              Cincinnati, Ohio 45202
              Facsimile:  (513) 983-4594

         With copy to:

              The Procter & Gamble Company
              Attn:  Associate General Counsel
              Disposable Absorbent Articles
              Winton Hill Technical Center
              6100 Center Hill Road
              Cincinnati, Ohio 45224
              Facsimile:  (513) 634-3612

    18.3 GOVERNING LAW. Except to the extent superseded by the United States Arbitration Act as provided in Section 18.4 below, this Agreement shall be governed by the laws of the State of Ohio or Oregon, according to conflicts of law principles. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

    18.4 ARBITRATION. In the event of any claim or controversy arising out of this Agreement or relating to interpretation of any term or provision contained in it, such claim or controversy shall be resolved by binding arbitration. Arbitration shall be conducted pursuant to the Commercial Rules of the American Arbitration Association (the "AAA") and under the United States Arbitration Act (9 U.S.C. Section 1 et seq.). Procter & Gamble shall select one arbitrator and Athena shall select one arbitrator, and the arbitrators so selected shall choose a third arbitrator. If one Party fails to choose its proposed arbitrator within ten (10) days after receipt from the other Party of a list containing no fewer than five (5) names of potential arbitrators, the other Party shall be entitled to choose the second arbitrator from such list.

    If the amount in dispute is more than $50,000, the matter shall be decided by the three arbitrators so selected. If the amount in dispute is $50,000 or less, the matter shall be decided by the one arbitrator chosen by the other two. If the arbitrator(s) can reasonably do so, the hearing shall be conducted within three (3) months after first written notice of intent to arbitrate is received from the Party demanding arbitration, unless the arbitrator(s) for good cause grant a continuance. The arbitrator's(s') award shall issue no later than thirty (30) days after close of the arbitration proceeding. The prevailing party in any arbitration proceeding shall recover from the losing Party reasonable costs of arbitration, including reasonable expert witness fees and reasonable attorneys' fees. Any award of the arbitrator(s) may be reduced to judgment and filed and enforced in any court of competent jurisdiction. The arbitration hearing shall take place in Seattle, Washington.

    In the event either Party commences an action or suit based on this Agreement or the interpretation of any term or provision contained in it, the foregoing arbitration clause shall


Page 26 - AGREEMENT
constitute a bar or defense thereto unless a temporary restraining order or preliminary injunction is necessary to protect a Party pending completion of the arbitration. Unless otherwise agreed by the involved parties, an arbitration proceeding may be stayed by a court if a Third Party or parties not subject to arbitration are involved in the dispute.

    No arbitration or legal action of any kind arising out of this Agreement may be brought by either Party more than six (6) years after termination of this Agreement, or the applicable period specified in Section 18.1, whichever is longer.

    18.5 NON-WAIVER OF RIGHTS. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

    18.6 SEVERABILITY.    If any term, covenant, or condition of this Agreement
or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the Parties hereto covenant and agree to renegotiate any such term, covenant, or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant, or condition of this Agreement or the application thereof that is invalid or unenforceable, and in the event that the Parties are unable to agree upon a reasonably acceptable alternative, then the Parties agree that a submission to arbitration shall be made in accordance with Section 18.4 to establish an alternative to such invalid or unenforceable term, covenant, or condition of this Agreement or the application thereof, it being the intent that the basic purposes of this Agreement are to be effectuated.

    18.7 ENTIRE AGREEMENT. This Agreement sets forth all the covenants, promises, agreements, warranties, representations, conditions, and understandings between the Parties hereto with the exception of any agreements by the Parties executed at an even date hereof, and supersedes and terminates all prior agreements and understandings between the Parties except as referenced in Section 12.1 above. No subsequent alteration, amendment, change, or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

    18.8 ASSIGNMENT.

         (a) Subject to Section 3.2 above, Procter & Gamble and Athena may assign any of their rights or obligations under this Agreement in any country to any Affiliates (including a joint venture meeting the definition of "Affiliate"); provided, however, that such assignment shall not


Page 27 - AGREEMENT
relieve the assigning Party of its responsibility for performance of its obligations under this Agreement.

         (b) The Parties recognize that each may perform some of its obligations hereunder through Affiliates; provided, however, that Procter & Gamble and Athena shall remain responsible and be guarantors of such performance by their Affiliates and shall cause their Affiliates to comply with the provisions of this Agreement in connection with such performance.

         (c) Other than as provided for in Section 18.8 (a) herein, neither Procter & Gamble nor Athena may assign this Agreement or any of their rights, obligations, or liabilities under this Agreement to a Third Party without the written permission of the other Party, which permission will only be given at the other Party's sole discretion.

         (d) This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

    18.9 COUNTERPARTS AND INTERPRETATION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The captions appearing in this Agreement are inserted only as a matter of convenience and as a reference and in no way define, limit, or describe the scope or intent of this Agreement or any of the provisions hereof. As the context may require in this Agreement, the use of any gender (male, female, or neuter) shall include any other gender, and the singular shall include the plural and the plural the singular. As used in this Agreement, the term "person" includes individual, sole proprietorship, partnership, joint venture, trust, corporation, limited liability company, association, or any other entity or agency. The term "days" means calendar days.

    18.10 NO SOLICITATION. Each Party agrees that during the Term of this Agreement, and continuing for a period of twenty four (24) months thereafter, it shall not directly or indirectly (a) solicit any employee, contract employee, or leased employee of the other Party for employment; (b) solicit any consultant of the other Party for an exclusive consulting arrangement;
(c) induce any employee, contract employee, leased employee, or consultant of the other Party to terminate that person's employment or relationship with the other Party; (d) induce any distributor of the other Party to terminate or modify its relationship with the other Party; or (e) induce any supplier of the other Party to terminate or modify its relationship with the other Party with the purpose of adversely affecting the other Party. Notwithstanding Subsection (e) of this Section 18.10, however, each of the Parties agrees that solicitation of a supplier in the normal course of business for purposes of a supply relationship which may or may not result in that supplier terminating, modifying, or otherwise adversely affecting its relationship with the other Party shall not constitute a violation or breach of such Subsection (e). Each Party covenants not to initiate any contract or communication of any kind, directly or indirectly, during the period described above for the express purpose of inviting, encouraging, or requesting any employee, consultant, supplier, or distributor to so terminate or to modify its relationship with the other Party.

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


Page 28 - AGREEMENT

    18.11 COOPERATION IN INVESTIGATION. During the Term and in circumstances where either (a) Athena manufactures wholly or partially Interlabial Products for Procter & Gamble; or (b) each Party is actively selling Interlabial Products in the same country and all such Interlabial Products utilize one or more of Athena's Interlabial Product Trademarks or utilize the same Technology as licensed hereunder, Athena and Procter & Gamble agree that in the defense of any governmental litigation, hearing, regulatory proceeding, investigation or other similar matter (an "Investigation") related to such products, each will provide reasonable access to the other's employees, business sites, and original business records as necessary or desirable to effect the defense or investigation of such Investigations. In all such Investigations, Procter & Gamble shall have the right at its cost to select counsel to defend such matters, to have the right to contest, settle or compromise any such matter on terms that are not materially adverse to Athena, and to otherwise be solely responsible to direct all actions in response to such Investigations to the extent feasible in the best interests of both Parties. Athena shall have the right to become actively involved in the defense or investigation of any such Investigation through counsel or representatives of its own selection and at its own cost.

    18.12 ADDITIONAL DOCUMENTS AND ACTIONS. As required after execution of this Agreement, the Parties agree to execute and deliver, without further consideration, such documents and to take such actions as either Party hereto may reasonably request in such form as may be appropriate, necessary, or advisable in connection with the intent and agreements contained herein. Such cooperation shall include, without limitation, reasonable access to employees of either Party.

    18.13 COSTS AND EXPENSES. Except as otherwise provided in this Agreement or by separate concurrent or later agreement, each Party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated thereby.

    18.14 INTEGRATION OF ATTACHMENTS. All Exhibits described in and attached to this Agreement are incorporated herein and made a part of this Agreement.

                               ARTICLE XIX - EXECUTION

    19.0 In witness whereof the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first written above.

The Procter & Gamble Company


By
    --------------------------------------
    Walker J. Wallace, Vice President


Athena Medical Corporation


Page 29 - AGREEMENT

By
    --------------------------------------
    William H. Fleming, President & COO




Page 30 - AGREEMENT

                                                           EXHIBIT "A"
                                                           (Page 1 of 2)

                       ATHENA'S INTERLABIAL PRODUCT TRADEMARKS

A.  ATHENA'S INTERLABIAL PRODUCT TRADEMARKS

    U.S. Federal Registration     Registration Number
    -------------------------     -------------------

    FRESH 'N FIT                  (1610359)


    TRADEMARK SUBJECT OF PENDING U.S. FEDERAL INTENT TO USE APPLICATION

                                  Application Number       Filing Date
                                  ------------------       -----------

    PADETTE                       (75246475)               (2/24/97)


    OTHER ATHENA INTERLABIAL PRODUCT TRADEMARK

    TRADEMARK SUBJECT OF PENDING U.S. FEDERAL INTENT TO USE APPLICATION

                                  Application Number       Filing Date
                                  ------------------       -----------

    TAMPETTE                      (none issued)            (4/08/97)

B.  ATHENA'S INTERLABIAL PRODUCT TRADEMARKS - LIMITED TIME USE

    U.S. Federal Registration     Registration Number
    -------------------------     -------------------
    Butterfly logo                (1,586,474)

    Female silhouette logo        (2,030,290)

C.  COMMON LAW RIGHTS

    [*]

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


Page 31 - AGREEMENT

                                                           EXHIBIT "A"
                                                           (Page 2 of 2)

                       ATHENA'S INTERLABIAL PRODUCT TRADEMARKS


    [*]

    [*]

    [*]

* CONFIDENTIAL PORTION. Deleted portions have been filed separately with the SEC.


Page 32 - AGREEMENT

                                                           EXHIBIT "B"
                                                           (Page 1 of 1)

                         ATHENA'S INTERLABIAL PRODUCT PATENTS


U.S. Patent 3,983,873 - expired
U.S. Patent 4,095,542 - expired
U.S. Patent 4,175,561 - expired
U.S. Patent 4,196,562 - expired
U.S. Patent 4,142,476
U.S. Patent 4,995,150
U.S. Patent 5,575,047
Jap. Patent 1,437,500
Can. Patent 1,102,756
Can. Patent 1,146,130

U.S. PCT WO 96/16626

Any patent which issues in the following U.S. Patent applications:

    Serial No. 08/344,991 filed November 25, 1994 (abandoned)
    Serial No. 08/380,830 filed January 30, 1995
    Serial No. 08/670,137 filed June 25, 1996

Any other patent which issues from a pending patent application or application filed within the term of this Agreement which covers an Interlabial Product.


Page 33 - AGREEMENT